    As filed with the Securities and Exchange Commission on January 23, 2001
                                                      Registration No. 333-40340

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                          EXODUS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                                ---------------

             Delaware                             4813                            77-0403076
 (State or other jurisdiction of      (Primary standard industrial             (I.R.S. employer
  incorporation or organization)         classification number)             identification number)

                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                 Adam W. Wegner
                                General Counsel
                          Exodus Communications, Inc.
                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:
                              Horace L. Nash, Esq.
                            Piyasena C. Perera, Esq.
                           Andrew J. Schultheis, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California 94306
                                 (650) 494-0600
                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           Proposed Maximum
                                               Aggregate     Proposed Maximum
 Title of Each Class of       Amount           Offering          Aggregate         Amount of
       Securities        To Be Registered      Price per         Offering        Registration
    To Be Registered          (1)(2)        Security(2)(3)    Price(1)(2)(3)       Fee(3)(8)
---------------------------------------------------------------------------------------------
Debt Securities(4).....
---------------------------------------------------------------------------------------------
Preferred Stock, par
 value $0.001 per
 share(5)..............
---------------------------------------------------------------------------------------------
Common Stock, par value
 $0.001 per share(6)...
---------------------------------------------------------------------------------------------
Warrants(7)............
---------------------------------------------------------------------------------------------
Total..................   $2,000,000,000    $2,000,000,000    $2,000,000,000       $528,000
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   (footnotes on following page)

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(footnotes from cover)
--------
(1) The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $2,000,000,000.
(2) Pursuant to General Instruction II.D to Form S-3, the Amount To Be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities which are registered hereby.
(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.
(4) An indeterminate number of debt securities are covered by this Registration Statement. Debt securities may be issued (a) separately or
     (b) upon exercise of warrants to purchase debt securities which are registered hereby.
(5) An indeterminate number of shares of preferred stock, par value $0.001 per share, are covered by this Registration Statement. Shares of preferred stock may be issued (a) separately, (b) upon the conversion of debt securities which are registered hereby or (c) upon exercise of warrants to purchase shares of preferred stock which are registered hereby.
(6) An indeterminate number of shares of common stock, par value $0.001 per share, are covered by this Registration Statement. Common stock may be issued (a) separately, (b) upon the conversion of either the debt securities or the shares of preferred stock, each of which are registered hereby or (c) upon exercise of warrants to purchase shares of common stock. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration.
(7) An indeterminate number of warrants, each representing the right to purchase an indeterminate number of debt securities, shares of preferred stock or shares of common stock, each of which are registered hereby, are covered by this Registration Statement.
(8)  This amount was previously paid.

                                EXPLANATORY NOTE

   The purpose of this Amendment No. 1 is solely to file exhibits to the Registration Statement as set forth below in Item 16 of Part II.

                                    PART II

Item 14. Other Expenses of Issuance and Distribution.

     SEC registration fee............................................ $ 528,000
     Printing and engraving expenses.................................   150,000
     Accounting fees and expenses....................................    50,000
     Legal fees and expenses.........................................   150,000
     Miscellaneous...................................................    72,000
                                                                      ---------
       Total......................................................... $ 950,000

   The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees incurred by securityholders, will be paid by the Registrant.

Item 15. Indemnification of Directors and Officers.

   As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except is a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

   The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnification under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether they indemnified party is ultimately determined to be entitled to such indemnification, (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of
Section 16(b) of the Securities Exchange Act of 1934 or any similar successor statute or (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is now lawful.

   The indemnification agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable for which indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) from any person who was not found guilty of such fraudulent misrepresentation.

   The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

   The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended.

   As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, maintains director and officer liability insurance.

   In addition, Thadeus Mocarski, a director of the Registrant, is indemnified in certain circumstances by Fleet Financial Group, Inc.

Item 16. Exhibits.

   The following exhibits are filed herewith:

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  1.01*  Form of Underwriting Agreement for [Common Stock] [Preferred Stock].

  1.02*  Form of Underwriting Agreement for [Convertible] [Senior]
         [Subordinated] Debt Securities.

  4.01*  Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 4.01 to the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 9, 2000, and incorporated by reference herein).

  4.02* Bylaws of the Registrant (filed as Exhibit 3.06 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 9, 2000, and incorporated by reference herein).

  4.03* Rights Agreement dated as of January 27, 1999 between the Registrant and BankBoston, N.A., Rights Agent (filed as Exhibit 4.04 to the
         Registrant's Form 8-A12G/A, filed on January 29, 1999 and incorporated by reference herein).

  4.04* Amendment No. 1, dated as of October 20, 1999 to the Rights Agreement between the Registrant and BankBoston, N.A., Rights Agent, dated as of January 27, 1999 (filed as Exhibit 4.05 to the Registrant's Form 8-
         A12G/A, filed on November 29, 1999 and incorporated by reference herein).

 Exhibit
 Number                          Exhibit Description
 -------                         -------------------
  4.05*  Form of Senior Indenture.

  4.06*  Form of Senior Debt Security.

  4.07*  Form of Subordinated Indenture.

  4.08*  Form of Subordinated Debt Security.

  4.09*  Form of Standard Stock Warrant Provisions.

  4.10*  Form of Standard Debt Securities Warrant Provisions.

  5.01*  Opinion of Fenwick & West LLP.

  5.02*  Opinion of Winthrop, Stimson, Putnam & Roberts.

 12.01*  Statement Regarding Computation of Ratios.

 23.01*  Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02*  Consent of KPMG LLP, independent auditors.

 23.03*  Consent of Winthrop, Stimson, Putnam & Roberts (included in Exhibit
         5.02).

 24.01*  Power of Attorney (see the signature page to this Registration
         Statement).

 25.01   Form of Statement of Eligibility of Trustee on Form T-1.

 25.02   Form of Statement of Eligibility of Trustee on Form T-1.

--------
* Previously filed.

Item 17. Undertakings.

   (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (3) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement originally filed on June 28, 2000 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 23rd day of January, 2001.

                                          EXODUS COMMUNICATIONS, INC.

                                          By:     /s/ R. Marshall Case
                                             ----------------------------------
                                                    R. Marshall Case
                                            Executive Vice President, Finance
                                               and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement originally filed on June 28, 2000 has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

Principal Executive Officer:

           /s/ Ellen M. Hancock             Chairman, Chief Executive  January 23, 2001
___________________________________________  Officer and Director
             Ellen M. Hancock

Principal Financial Officer and
Principal Accounting Officer:

           /s/ R. Marshall Case             Executive Vice President,  January 23, 2001
___________________________________________  Finance and Chief
             R. Marshall Case                Financial Officer

Additional Directors:

            /s/ Thomas J. Casey             Director                   January 23, 2001
___________________________________________
              Thomas J. Casey

                     *                      Director                   January 23, 2001
___________________________________________
               Mark Dubovoy

                     *                      Director                   January 23, 2001
___________________________________________
              John R. Dougery

                     *                      Director                   January 23, 2001
___________________________________________
               Max D. Hopper

                     *                      Director                   January 23, 2001
___________________________________________
             L. William Krause

                     *                      Director                   January 23, 2001
___________________________________________
              Daniel C. Lynch

                 Signature                            Title                  Date
                 ---------                            -----                  ----

                     *                      Director                   January 23, 2001
___________________________________________
            Thadeus J. Mocarski

                     *                      Director                   January 23, 2001
___________________________________________
             Naomi O. Seligman

                     *                      Director                   January 23, 2001
___________________________________________
              Dirk A. Stuurop

                     *                      Director                   January 23, 2001
___________________________________________
           Laura D'Andrea Tyson

           /s/ R. Marshall Case
*By: ______________________________________
             R. Marshall Case
     Executive Vice President Finance
        and Chief Financial Officer

                                 EXHIBIT INDEX

   The following exhibit is filed herewith:

 Exhibit
 Number                     Exhibit Description
 -------                    -------------------
 25.01   Form of Statement of Eligibility of Trustee on Form T-1.
 25.02   Form of Statement of Eligibility of Trustee on Form T-1.